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       EXHIBIT 23 (h)(1) - AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

                 AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT


         THIS AMENDMENT is made as of December 31, 2004 to the Administrative Services Agreement dated January 1, 2004 (the "Agreement") by and among AEGON/Transamerica Series Fund, Inc., Transamerica IDEX Mutual Funds, Transamerica Income Shares, Inc. (the "Funds") and AEGON/Transamerica Fund Services, Inc.

         WHEREAS, Section 6 of the Agreement permits amendments upon written instruments signed by the parties to the Agreement; and

         WHEREAS, AEGON/Transamerica Fund Services, Inc. will change its name to Transamerica Fund Services, Inc., effective January 1, 2005; and

         WHEREAS, the Board of Directors/Trustees of the Funds recently approved an amendment to the fee schedule on Schedule A of the Agreement to two basis points (0.02%) of the net daily assets of each series in the Funds.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereto, the parties agree as follows:

         NAME CHANGE: Any references to AEGON/Transamerica Fund Services, Inc. as the Administrator to the Funds will now be revised to mean Transamerica Fund Services, Inc., a Florida corporation, effective January 1, 2005.

         FEES: Schedule A of the Agreement setting forth the fee for administrative services (including legal, compliance and accounting) is amended as follows, effective January 1, 2005:

                  Two basis points (0.02%) of the daily net assets of each series in the Funds

         In all other respects, the Administrative Services Agreement, dated as of January 1, 2004, is confirmed and remains in full force and effect.

         The parties hereto have caused this amendment to be executed as of December 31, 2004.


                                           TRANSAMERICA IDEX MUTUAL FUNDS
AEGON/TRANSAMERICA FUND SERVICES, INC.

                                           By:
                                                 -------------------------------
By:                                        Name: Kim D. Day
      --------------------------------
Name: Kim D. Day                           Title: Senior Vice President,
Title: Senior Vice President and Treasurer        Treasurer and Chief Financial
                                                  Officer


TRANSAMERICA INCOME SHARES, INC.           AEGON/TRANSAMERICA SERIES FUND, INC.


By:                                        By:
      --------------------------------           -------------------------------
Name: Kim D. Day                           Name: Kim D. Day
Title: Senior Vice President, Treasurer    Title: Senior Vice President,
       and Chief Financial Officer                Treasurer and Chief Financial
                                                  Officer



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